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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Callisto Pharmaceuticals, Inc.
New York, New York

        We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated March 30, 2012, relating to the consolidated financial statements of Callisto Pharmaceuticals, Inc., which is contained in that Prospectus. Our report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP New York, New York
December 3, 2012

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm